SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 31, 2003

Union Pacific Corporation

(Exact Name of Registrant as Specified in its Charter)

Utah	1-6075	13-2626465

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1416 Dodge Street, Omaha, Nebraska	68179

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (402) 271-5777

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On October 31, 2003, Union Pacific Corporation (the “Company”) issued a press release announcing the pricing of the initial public offering of Overnite, its Richmond-based trucking subsidiary. A copy of the press release of the Company, dated October 31, 2003, is attached hereto as Exhibit 99.1 and is incorporated herein by reference (except with respect to the provisions of the press release described in Item 9 hereof).

Item 9. Regulation FD Disclosure.

In connection with the pricing of the initial public offering, the Company has determined that it will record an estimated $200 million after-tax gain on the sale of Overnite, adding approximately $0.75 per diluted share to fourth quarter earnings. The Company expects to receive net proceeds totaling approximately $575 million, after transaction costs, from the equity sale and the Overnite dividend payment. This information is being furnished by the Company under this Item 9 and is included in Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2003

UNION PACIFIC CORPORATION

By:     /S/   JAMES R. YOUNG

James R. Young

Executive Vice President—Finance

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Union Pacific Corporation dated October 31, 2003.